Exhibit 99.4(C)



                   GUARANTEED MINIMUM WITHDRAWAL BENEFIT RIDER

THIS RIDER has been attached to and made a permanent part of your Certificate as of the Participation Date. This Rider is subject to all the exclusions, definitions and provisions of the Certificate to which it is attached which are not inconsistent herewith. If any provisions contained in this Rider are contrary to or inconsistent with those of the Certificate, the Rider provisions will control.

Capitalized terms not defined in this Rider or on the GMWB Rider Schedule Page have the meanings assigned to them in the base Certificate or attached Riders or Endorsements.


THE BENEFIT

This Rider guarantees that you may withdraw an amount equal to the Guaranteed Annual Withdrawal Amount (GAWA) each Participation Year, regardless of Account Value, until the Guaranteed Withdrawal Balance (GWB) is depleted. Alternatively, after the Initial LPA Determination Date, we guarantee that you may withdraw an amount equal to the Lifetime Payout Amount (LPA) each Participation Year, regardless of Account Value or GWB, for the life of the Primary Annuitant. Upon the Primary Annuitant's death, the Annuitant's Beneficiary will have the option to receive payment of any remaining GWB over a period certain in lieu of any Death Benefit otherwise payable as described in the ALTERNATE DEATH BENEFIT provision of this Rider.

These guarantees will terminate without value when this Rider terminates as described in the TERMINATION provision of this Rider. You may not receive the full value of the GWB or the LPA if this Rider terminates prior to depletion of the GWB or death of the Primary Annuitant, respectively. Withdrawals in excess of the GAWA or LPA may reduce future GAWAs or LPAs. GAWAs and LPAs are not cumulative from one Participation Year to the next.


ADDITIONAL CONTRIBUTIONS

An additional Contribution must satisfy the Minimum Additional Contribution and Maximum Contribution Limit requirements. You may not make additional Contributions after the Maximum Contribution Age.


GMWB INVESTMENT OPTIONS

While this Rider is in effect, your Account Value must be 100% allocated to one of the GMWB Investment Options. Your Contributions will be allocated to Subaccounts within the GMWB Investment Option you choose according to your designated Subaccount allocation percentages. We will rebalance the GMWB Investment Option to your designated Subaccount allocation percentages at the Rebalancing Frequency. Changes to your choice of GMWB Investment Option or your Subaccount allocations are subject to the Restrictions on GMWB Investment Option Changes.

Subject to required approvals by federal and state authorities, we reserve the right to add, close, eliminate or substitute GMWB Investment Options or Subaccounts within GMWB Investment Options at any time.


ANNUAL PROCESSING DATE

The Annual Processing Date for any Participation Year is the last day of the Participation Year. We calculate Bonuses and Step-Ups, if any, and deduct the Rider Fee, on the Annual Processing Date. If a withdrawal is taken on an Annual Processing Date we will process the withdrawal first. Otherwise, we will apply a Bonus, if any, and deduct the Rider Fee before we determine whether to Step-Up the GWB. If the Annual Processing Date is not a Business Day, the Account Value for the purpose of the Step-Up is determined on the Business Day next following the Annual Processing Date. We also compare the GWB to the GAWA on each Annual Processing Date in order to determine if GAWA payments will be reduced or terminate due to the GWB being depleted.


GUARANTEED WITHDRAWAL BALANCE

The Guaranteed Withdrawal Balance (GWB) is the total dollar amount we guarantee to be available for withdrawal while this Rider is in effect. The Initial GWB is equal to your initial Contribution (shown on the Certificate Schedule Page).

     On any day thereafter but before a Step-Up or Reset, the GWB is equal to:

     1)   the Initial GWB; plus

     2)   additional Contributions; plus

     3)   any Bonuses; less

     4)   withdrawals.

On any day following a Step-Up or Reset, the GWB is equal to:

     1)   the GWB on the date of the last Step-Up or Reset; plus

     2) additional Contributions received since the date of the last Step-Up or Reset; plus

     3)   any Bonuses credited since the date of the last Step-Up or Reset; less

     4)   any withdrawals since the date of the last Step-Up or Reset.

The GWB may never exceed the Maximum GWB.


BONUS

If you do not take any withdrawals during a Participation Year within the Bonus Period, we will add a Bonus to the GWB on the Annual Processing Date for that Participation Year. The amount of the Bonus will be equal to the Bonus Percentage multiplied by the sum of:

     1)   total Contributions; less

     2)   total withdrawals.


STEP-UP

If the Account Value is greater than the GWB on an Annual Processing Date during the Step-Up Period we will Step-Up the GWB to equal the Account Value on that date. This STEP-UP provision will not apply after the effective date of a Rider Fee Percentage increase that you have rejected as described in the RIDER FEE provision of this Rider.


RESET

If a withdrawal is greater than the GAWA, or causes total withdrawals in a Participation Year to exceed the GAWA, and immediately after the withdrawal the Account Value is less than the GWB, we will reset the GWB to equal the Account Value.


GUARANTEED ANNUAL WITHDRAWAL AMOUNT

The Guaranteed Annual Withdrawal Amount (GAWA) is the amount we guarantee to be available for withdrawal each Participation Year until the GWB is depleted. The initial GAWA is equal to the GAWA Percentage multiplied by the Initial GWB.

If immediately after an additional Contribution, Bonus, or Step-Up, the GAWA Percentage multiplied by the GWB is greater than the existing GAWA, we will increase the GAWA so that it equals the greater amount. However, in the case of an additional Contribution, the GAWA cannot increase by more than the GAWA Percentage multiplied by the additional Contribution.

If a withdrawal is greater than the GAWA, or causes total withdrawals in a Participation Year to exceed the GAWA, and immediately after the withdrawal the GAWA Percentage multiplied by the Account Value is less than the existing GAWA, we will decrease the GAWA so that it equals the lesser amount.

In addition, if on an Annual Processing Date the GWB is less than the GAWA, we will decrease the GAWA to equal the GWB.

LIFETIME PAYOUT AMOUNT

The Lifetime Payout Amount (LPA) is the amount we guarantee to be available for withdrawal each Participation Year following the Initial LPA Determination Date for the life of the Primary Annuitant. "Initial LPA Determination Date" is the Annual Processing Date immediately prior to the LPA Anniversary. "LPA Anniversary" is the first Participation Anniversary on or after the Primary Annuitant's birthday on which he or she attains the LPA Age. If the Certificate is issued after this birthday, the Initial LPA Determination Date is the Participation Date. The initial LPA is equal to the LPA Percentage multiplied by the GWB as of the Initial LPA Determination Date.

If immediately after an additional Contribution, Bonus, or Step-Up, the LPA Percentage multiplied by the GWB is greater than the existing LPA, we will increase the LPA so that it equals the greater amount. However, in the case of an additional Contribution, the LPA cannot increase by more than the LPA Percentage multiplied by the additional Contribution.

If a withdrawal is greater than the LPA, or causes total withdrawals in a Participation Year to exceed the LPA and immediately after the withdrawal the LPA Percentage multiplied by the greater of:

     1)   the Account Value immediately after the withdrawal; and

     2)   the GWB immediately after the withdrawal,

is less than the existing LPA, we will decrease the LPA so that it equals the lesser amount.

REQUIRED MINIMUM DISTRIBUTION

Withdrawals for the purpose of satisfying the minimum distribution requirements of the Internal Revenue Code Section 401(a)(9) and related provisions in effect at the time of the withdrawal are treated as ordinary withdrawals and are subject to the terms of this Rider, unless:

     1)   you have enrolled in our automatic GMWB RMD program (RMD Program);

     2) withdrawals are made according to the rules of our RMD Program (RMD Withdrawals); and

     3) you make no other withdrawals from the Certificate after you enroll in the RMD Program.

If you enroll in the RMD Program, follow its rules and only make RMD Withdrawals, then immediately following each RMD Withdrawal, the GWB will be reduced by the amount withdrawn, but the GWB will not be Reset, and the LPA and GAWA will not be decreased, even if the RMD Withdrawal exceeds the LPA or GAWA.

To enroll in the RMD Program, you must be 70 1/2 or older in the current calendar year and you may not have taken withdrawals during the current Participation Year. If you are 70 1/2 or older in the calendar year that includes the Participation Date, you may enroll in the RMD Program the following calendar year, provided that you have taken your minimum distribution required by the Code for the calendar year that includes the Participation Date.

The total amount of the RMD Withdrawals for a calendar year is calculated based on the prior calendar year-ending fair market value of this Certificate only. The total RMD Withdrawals for the calendar year are automatically distributed in monthly withdrawals. In the calendar year in which you enroll, the RMD Withdrawals for that entire calendar year are distributed in equal monthly withdrawals over the remainder of that calendar year. No RMD Withdrawals will be distributed for the prior calendar year.

If you withdraw an amount other than an RMD Withdrawal while you are enrolled in our RMD Program, you will be removed from the RMD Program and will not be reinstated. Thereafter, any withdrawals will be treated as ordinary withdrawals, subject to the terms of this Rider.

The RMD Program is not available during the Guaranteed Payment Phase. We reserve the right to discontinue offering this RMD Program or to change its terms upon prior written notice to you.

GUARANTEED PAYMENT PHASE

The Certificate will enter the Guaranteed Payment Phase (GPP) as of the date the Account Value reduces to zero if either the GWB or LPA is greater than zero after adjustment for withdrawals. We will send you a written notice when the Certificate enters the GPP. From this point forward, your only rights under the Certificate will be those described in this provision and in the ALTERNATE DEATH BENEFIT provision of this Rider. All other rights, benefits, values and charges under the Certificate and this Rider will terminate.

You may, but are not required to, withdraw any unused GAWA or LPA for the Participation Year in which the GPP begins. Thereafter, we will make annual payments on each Participation Anniversary during the GPP. The amount of the annual payments will be equal to the LPA on the date of the first annual payment, except that we will pay the GAWA as of the date of the first annual payment instead of the LPA if:

     1)   the LPA equals zero; or

     2)   the GPP begins prior to the Initial LPA Determination Date; or

     3) the GAWA is greater than the LPA and you notify us in writing of your election to receive the GAWA.

Payments will reduce the GWB as described in the GUARANTEED WITHDRAWAL BALANCE provision of this Rider. If the LPA is paid, the GPP will continue until the death of the Primary Annuitant. If the GAWA is paid, the GPP will continue until the GWB is depleted. However, in either case, the GPP will end and payments will cease if this Rider terminates during the GPP.

ALTERNATE DEATH BENEFIT

If the Primary Annuitant dies while this Rider is in effect, the Annuitant's Beneficiary may elect to receive, in lieu of the Death Benefit otherwise payable under the Certificate, the GWB as of the Death Benefit Date paid out annually over a Payment Certain Period (PCP). The PCP is the number of years equal to the lesser of:

     1)   the GWB divided by the GAWA as of the Death Benefit Date; and

     2)   the life expectancy (in whole years) of the Annuitant's Beneficiary.

The amount of the annual payment will be the GWB as of the Death Benefit Date divided by the PCP.

If the Annuitant's Beneficiary makes this election, all other rights, benefits, values and charges under the Certificate and this Rider will terminate. If the Primary Annuitant's death occurs during a GPP we will automatically pay this benefit to the Annuitant's Beneficiary.

If the Annuitant's Beneficiary dies before all payments have been made, the remaining payments will be paid to the person designated by the Annuitant's Beneficiary to receive payments, if any, and otherwise to the estate of the Annuitant's Beneficiary.

OTHER CONDITIONS

While this Rider is in effect, any Contingent Annuitant designation under the Certificate is null and void.

While this Rider is in effect, withdrawals must be taken from the Subaccounts on a pro-rata basis. Withdrawals in excess of the Free Withdrawal may incur Withdrawal Charges even if they do not exceed GAWA or LPA. Withdrawal Charges will be reflected in the Account Value. Otherwise, for purposes of this Rider, a withdrawal amount includes taxes that we deduct from the withdrawal but excludes Withdrawal Charges.

While this Rider is in effect, the following administrative programs are not available: Income Plus, Dollar Cost Averaging, Systematic Transfer, Customized Asset Rebalancing, and Systematic Contributions.


RIDER FEE

We charge a fee for the Rider on each Annual Processing Date while this Rider is in effect except that we do not deduct the Rider Fee during the GPP. The Rider Fee is equal to the Rider Fee Percentage multiplied by the Adjusted GWB. The Adjusted GWB is the GWB at the end of the prior Annual Processing Date adjusted for additional Contributions during the current Participation Year. We will deduct the Rider Fee from the Subaccounts on a pro-rata basis. If this Rider terminates on other than an Annual Processing Date, we will charge a pro-rata share of the Rider Fee for the part of the Participation Year the Rider was in effect. The Rider Fee Percentage as of the Participation Date is shown on the GMWB Rider Schedule Page. We reserve the right to increase the Rider Fee Percentage subject to the Maximum Rider Fee Percentage. We will give you prior written notice of the Rider Fee Percentage increase and an opportunity to reject the increase. If you reject the increase by written notice to us you will not receive any Step-Ups that would otherwise take place after the effective date of the Rider Fee Percentage increase. Your decision to reject an increase is irrevocable.

TERMINATION

If on the first Participation Anniversary in the GPP, or on the Death Benefit Date if the Alternate Death Benefit is elected, the amount of the annual payment would be less than the Minimum Annual Payment, we may pay the GWB, if any, in a lump sum and this Rider will terminate. Otherwise, this Rider will terminate automatically on the earliest of the following dates:

     1) The date of death of the first of the Owner or Joint Owner to die unless that person is also the Primary Annuitant or unless the Owner's Primary Beneficiary who is the Owner's spouse elects to continue the Certificate in lieu of taking a distribution of Surrender Value;

     2)   The date the Account Value, the GWB and the LPA all equal zero;

     3)   The date the GPP ends unless the Alternate Death Benefit is paid;

     4)   The date that ownership of the Certificate is transferred;

     5)   The date the Certificate is assigned;

     6)   The date a death benefit is calculated under the Certificate;

     7) The date the last Alternate Death Benefit payment is made under this Rider;

     8)   The date the Certificate is annuitized;

     9) The date you request to terminate this Rider after the Earliest Optional Termination Date;

     10)  The date the Certificate ends.

Once terminated, this Rider may not be reinstated.

NATIONAL INTEGRITY LIFE INSURANCE COMPANY


       Jill T. McGruder, President             Edward J. Babbitt, Secretary

                   GUARANTEED MINIMUM WITHDRAWAL BENEFIT RIDER
                               SAMPLE CALCULATIONS

The following examples demonstrate how the Rider works, based on the stated assumptions. These examples are for illustration only, and do not predict future investment results.

EXAMPLE 1: This example illustrates withdrawals equal to the GAWA, Bonuses, calculation of the LPA different from the GAWA, and the dollar-for-dollar reduction to the GWB each time there is a withdrawal not greater than the GAWA. It also illustrates payments for the life of the Primary Annuitant even though the GWB has been reduced to zero.

Assumptions:

     1.   Annuitant's age on Participation Date = 60.

     2.   Initial Contribution = $100,000; no additional Contributions.

     3. Withdrawals equal to GAWA in years 2, 3 and 5; withdrawals equal to LPA in years 6+.

     4.   LPA Age is 65; LPA Percentage = 5%.

     5.   GAWA Percentage = 5%.

     6.   Bonus Period is the first 10 Participation Years; Bonus Percentage =
          5%.

     7. Hypothetical account value is less than GWB on each Annual Processing Date (APD).

     8.   The Rider remains in effect during the period covered in this example.

----------------------------------------------------------------------------------------------------------------------
                                                                                        Hypothetical    GWB at end
Participation  Annuitant's Contributions    GAWA        LPA        Annual       Bonus   Account Value  of the Annual
     Year          Age                                           Withdrawal                             Processing
                                                                                                  A     Date (ADP)
----------------------------------------------------------------------------------------------------------------------
      1            60         $100,000     $5,000 B     N/A          0         $5,000      $102,000      $105,000
      2            61                       5,250       N/A        $5,250        0           98,790        99,750
      3            62                       5,250       N/A        5,250         0           88,601        94,500
      4            63                       5,250       N/A          0          4,475 C      86,829        98,975
      5            64                       5,250       N/A        5,250         0           79,842        93,725
      6            65                       5,250      $4,686 D    4,686         0           75,156        89,039
      7            66                       5,250       4,686      4,686         0           67,464        84,353
      8            67                       5,250       4,686      4,686         0           64,127        79,667
      9            68                       5,250       4,686      4,686         0           59,441        74,981
      10           69                       5,250       4,686      4,686         0           53,566        70,295
      11           70                       5,250       4,686      4,686         0           49,416        65,609
      12           71                       5,250       4,686      4,686         0           42,753        60,923 E
      13           72                       5,250       4,686      4,686         0           38,922        56,237
      14           73                       5,250       4,686      4,686         0           34,625        51,551
      15           74                       5,250       4,686      4,686         0           30,285        46,865
      16           75                       5,250       4,686      4,686         0           26,810        42,179
      17           76                       5,250       4,686      4,686         0           22,392        37,493
      18           77                       5,250       4,686      4,686         0           17,258        32,807
      19           78                       5,250       4,686      4,686         0           11,709        28,121
      20           79                       5,250       4,686      4,686         0            7,491        23,435
      21           80                       5,250       4,686      4,686         0            2,730        18,749
      22           81                       5,250       4,686      4,686         0             0           14,063
      23           82                       5,250       4,686      4,686         0             0            9,377
      24           83                       5,250       4,686      4,686         0             0            4,691
      25           84                       4,691 F     4,686      4,686         0             0                5
      26           85                           5       4,686      4,686         0             0              0
      27           86                         0         4,686      4,686         0             0              0
      28           87                         0         4,686      4,686         0             0              0
      29           88                         0         4,686      4,686         0             0              0
      30           89                         0         4,686      4,686         0             0              0


     31+           90                         0         4,686      4,686         0             0              0
--------------------------------------------------------------------------------------------------------------------


A) The hypothetical Account Value includes deduction of all fees, except Withdrawal Charges. Rounding of amounts less than $1.00 is used in this example.

B) The initial GWB is set equal to the initial Contribution of $100,000. The initial GAWA equals 5% of the initial GWB (5% x $100,000 = $5,000).

C) A Bonus was added to the GWB in Participation Years 1 and 4 because no withdrawals were taken during those Participation Years. This Bonus was calculated as 5% of the total of all Contributions minus 5% of the total of all withdrawals. For example, the Bonus in Participation Year 4 is calculated as (5% x $100,000) - (5% x $10,500) = $4,475. The GWB after the
     Bonus is then $94,500 + $4,475 = $98,975.

D) The LPA is available on the Participation Anniversary on or after the Primary Annuitant attains age 65. It is calculated as 5% of the GWB at that time (5% x $93,725 = $4,686).

E) Because annual withdrawals are not greater than the GAWA, the GWB reduces dollar for dollar by the amount of the withdrawal. For example, the GWB in Participation Year 12 is calculated as $65,609 - $4,686 = $60,923.

F) Because the ending GWB in Participation Year 24 is less than the GAWA, the GAWA in Participation Year 25 is reduced to equal the remaining GWB.

EXAMPLE 2: This example illustrates an additional Contribution, Bonuses and Step-Ups:

Assumptions:

     1.   Annuitant's age on Participation Date = 65.

     2. Initial Contribution = $100,000; additional Contribution at beginning of Participation Year 4 = $50,000.

     3.   No withdrawals.

     4.   LPA Age is 65; LPA Percentage = 5%.

     5.   GAWA Percentage =5%.

     6.   Bonus Period is the first 10 Participation Years; Bonus Percentage =
          5%.

     7. Step Up Period is each Annual Processing Date (APD) up to and including the 30th APD.

     8.   The Rider remains in effect during the period covered in this example.

----------------------------------------------------------------------------------------------------------------------
                                                                              GWB after       Account      GWB after
Participation  Annuitant's Contributions    GAWA/      Annual       Bonus       Bonus        Value on       Step-Up
     Year          Age                       LPA      Withdrawal                before          APD         on the
                                                                               Step-Up              A         APD
----------------------------------------------------------------------------------------------------------------------
      1            65          $100,000     $5,000 B      0         $5,000     $105,000      $103,465     $105,000
      2            66                        5,250        0          5,000      110,000       129,763      129,763 C
      3            67                        6,488        0          5,000      134,763       132,528      134,763
      4            68            50,000      9,238 D      0          7,500 E    192,263       191,881      192,263
      5            69                        9,613        0          7,500      199,763       210,315      210,315 C
      6            70                       10,516        0          7,500      217,815       214,214      217,815
      7            71                       10,891        0          7,500      225,315       223,007      225,315
      8            72                       11,266        0          7,500      232,815       236,964      236,964 C
      9            73                       11,848        0          7,500      244,464       241,093      244,464
      10           74                       12,223        0          7,500      251,964       248,661      251,964
----------------------------------------------------------------------------------------------------------------------


A) The hypothetical Account Value includes deduction of all fees. Rounding of amounts less than $1.00 is used in this example.

B) The initial GWB is set equal to the initial Contribution of $100,000. The initial GAWA equals 5% of the initial GWB (5% x $100,000 = $5,000).

C) In years 2, 5, and 8, the GWB steps up to the Account Value on the Annual Processing Date. This is because the Account Value is more than the GWB after any Bonus. In Participation Year two, the Account Value is $129,763 while the GWB after the Bonus is $110,000 ($105,000 + $5,000).

D) There is a $50,000 additional Contribution at the beginning of year 4. Before this Contribution, the GAWA and LPA are equal to $6,738 (5% x $134,763). After the $50,000 Contribution, the GAWA and LPA are recalculated as the lesser of:

     o 5% of the GWB immediately after the premium [5% x ($134,763 + $50,000) = $9,238]; and

     o the GAWA/LPA before the Contribution plus 5% of the additional Contribution ($6,738 + 5% x $50,000 = $9,238).

E) A Bonus is added to the GWB on each APD because no withdrawals were taken during the Participation Year. This Bonus was calculated as 5% of the total of all Contributions minus 5% of the total of all withdrawals. For example, the Bonus in year 4 is calculated as (5% x $150,000) - (5% x $0) = $7,500. The GWB after the Bonus is then $184,763 (the GWB after the additional Contribution) + $7,500 = $192,263.

EXAMPLE 3: This example illustrates withdrawals in excess of the GAWA and the resulting Reset:

Assumptions:

     1.   Annuitant's age on Participation Date = 65.

     2.   Initial Contribution = $100,000; no additional Contributions.

     3.   Withdrawals of LPA amount in years 1, 2, 4, and 5.

     4. Single withdrawal of $20,000 in Participation Year 3; single withdrawal of $3,500 in Participation Year 7.

     5.   LPA Age is 65; LPA Percentage = 5%.

     6.   GAWA Percentage =5%.

     7.   The Rider remains in effect during the period covered in this example.

---------------------------------------------------------------------------------------------------------------------
                                                                                           Account       GWB after
Participation  Annuitant's   Contributions       GAWA/        Annual       GWB before     Value after   Withdrawal and
     Year          Age                            LPA       Withdrawal     withdrawal     withdrawal        any
                                                                                                  A        Reset
---------------------------------------------------------------------------------------------------------------------
      1              65        $100,000        $5,000 B      $5,000         $100,000        $94,250        $95,000
      2              66                         5,000         5,000           95,000         83,175         90,000
      3              67                         5,000        20,000 C         90,000         64,500         64,500
      4              68                         3,225         3,225           64,500         57,164         61,275
      5              69                         3,225         3,225           61,275         56,995         58,050
      6              70                         3,225         3,225           58,050         51,240         54,825
      7              71                         3,225         3,500 D         54,825         45,189         45,189
      8              72                         2,259         2,259           45,189         42,212         42,930
      9              73                         2,259         2,259           42,930         39,057         40,671
      10             74                         2,259         2,259           40,671         36,338         38,412
---------------------------------------------------------------------------------------------------------------------


A) The hypothetical Account Value includes deduction of all fees, except Withdrawal Charges. Rounding of amounts less than $1.00 is used in this example.

B) The initial GWB is set equal to the initial Contribution of $100,000. The initial GAWA/LPA equals 5% of the initial GWB (5% x $100,000 = $5,000).

C) In year 3, the $20,000 withdrawal exceeds the GAWA/LPA. At this time the GWB is Reset to be the lesser of:

     o the GWB before the withdrawal minus the withdrawal amount ($90,000 - $20,000 = $70,000)

     o    the Account Value after the withdrawal ($64,500).

     The GAWA and LPA are then recalculated as the lesser of:

     o    5% of the Account Value after the withdrawal ($64,500); or

     o    the GAWA before the withdrawal ($5,000).

     Thus, the GAWA and LPA are equal to $3,225 (5% x $64,500), which is less than the GAWA before the Withdrawal.

D) In year 7, the $3,500 withdrawal exceeds the GAWA/LPA. At this time the GWB is Reset to be the lesser of:

     o the GWB before the withdrawal minus the withdrawal amount ($54,825 - $3,500 = $51,325)

     o    the Account Value after the withdrawal ($45,189).

     The GAWA and LPA are then recalculated as the lesser of:

     o    5% of the Account Value after the withdrawal ($45,189); or

     o    the GAWA before the withdrawal ($3,225).

     Thus, the GAWA and LPA are equal to $2,259 (5% x $45,189), which is less than the GAWA before the withdrawal.

                                   GMWB RIDER
                                  SCHEDULE PAGE
                                  -------------

MINIMUM ADDITIONAL CONTRIBUTION:                [$1,000]
--------------------------------

MAXIMUM CONTRIBUTION LIMIT:
---------------------------

     a. Prior written Company approval is needed for any Contribution in excess of [$1,000,000].

     b. No Contribution may be accepted if it causes the Certificate Account Value to exceed the Maximum GWB (see below).

     c. Prior written Company approval is needed for any Contribution causing the total Contributions made during any one Participation Year to be greater than [$100,000].

     d. The Company may refuse to accept additional Contributions on a nondiscriminatory basis at any time.

MAXIMUM CONTRIBUTION AGE:                       [80]
------------------------

MAXIMUM GWB:                                    [$5,000,000]
-----------

BONUS PERIOD:                                   The lesser of the first [10]
-------------                                   Participation Years and the
                                                Participation  Anniversary on or
                                                following the Primary
                                                Annuitant's [80th] birthday.

BONUS PERCENTAGE:                               [5%]
----------------

STEP-UP PERIOD:                                 Each Annual Processing Date up
--------------                                  to and including [30th]

GAWA PERCENTAGE:                                5%
---------------

LPA AGE:                                        65
-------

LPA PERCENTAGE:                                 5%
--------------

RIDER FEE PERCENTAGE:                           [0.60%]
--------------------

MAXIMUM RIDER FEE PERCENTAGE:                   [1.20%]
----------------------------

MINIMUM ANNUAL PAYMENT:                         [$100]
----------------------

EARLIEST OPTIONAL TERMINATION DATE:             [10th] Participation Anniversary
----------------------------------

                                   GMWB RIDER
                                  SCHEDULE PAGE
                                  -------------

GMWB INVESTMENT OPTIONS:
------------------------

The Subaccount allocation percentages will not change while the Rider is in effect. Except as specified in the Rider, the GMWB Investment Options and the Subaccounts offered within each option will not change while this Rider is in effect.

OPTION 1

  100% IN THE [THREE] SUBACCOUNTS LISTED BELOW. YOU MAY SELECT MORE THAN ONE OF THE [THREE] SUBACCOUNTS, BUT THEY MUST ADD UP TO 100% AND INVESTMENT IN ANY ONE
                 SUBACCOUNT MAY NOT EXCEED THE SPECIFIED RANGE.


    [TOUCHSTONE VST           [TOUCHSTONE VST          [TOUCHSTONE VST
 CONSERVATIVE ETF FUND ]     MODERATE ETF FUND]       ENHANCED ETF FUND]
       [0-100%]                  [0-100%]                  [0-100%]



                                       OR

OPTION 2

          100% in the [five] Subaccounts listed below. You may select more than one of the [five] Subaccounts, but they must add up to 100% and investment in any one Subaccount may not exceed the specified range.

 [FIDELITY VIP FREEDOM           [FIDELITY VIP        [FIDELITY VIP FREEDOM
    2010 PORTFOLIO]          FREEDOM 2015 PORTFOLIO]      2020 PORTFOLIO]
       [0-100%]                     [0-100%]                 [0-100%]

 [FIDELITY VIP FREEDOM       [FIDELITY VIP FREEDOM
   2025 PORTFOLIO]               2030 PORTFOLIO]
      [0-100%]                      [0-100%]

                                       OR

OPTION 3

          100% in the Subaccounts listed below. You may select more than one Subaccount in each column and Subaccounts in more than one column, but your total allocations must add up to 100% and your allocations in each column must stay within the specified range in each column. You must make an allocation of at least [5%] to the Fixed Income Funds.

       [FIXED INCOME FUNDS]     [CORE EQUITY FUNDS]        [OTHER FUNDS]
             [5-100%]               [0-95%]                  [0-95%]

             [CASH]
             [0-95%]


REBALANCING FREQUENCY:                                  [Quarterly]
---------------------

RESTRICTIONS ON GMWB INVESTMENT OPTION CHANGES:
-----------------------------------------------

     1) Each change of your Subaccount allocation or selection of a new Investment option starts a [90]-day waiting period before you can make another Subaccount allocation change or select a new Investment Option.

     2) You may not transfer funds among Subaccounts other than by changing your Subaccount allocation.